UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2022

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

929 Long Bridge Drive, Arlington, VA	22202
(Address of principal executive offices)	(Zip Code)

(703) 414-6338

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 Par Value	BA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 25, 2022, The Boeing Company (“Boeing”) entered into a $5.8 billion, 364-day revolving credit agreement (the “364-Day Credit Agreement”) with Citibank, N.A. (“Citibank”) and JPMorgan Chase Bank, N.A. (“JPMorgan”) as joint lead arrangers and joint book managers, Citibank as administrative agent, JPMorgan as syndication agent, and a syndicate of lenders as defined in such agreement. This facility replaces Boeing’s previous 364-day revolving credit agreement, which was scheduled to terminate on October 24, 2022. Under the 364-Day Credit Agreement, Boeing will pay a fee of between 0.20% and 0.40% per annum on the commitments, depending on Boeing’s credit rating. Borrowings under the 364-Day Credit Agreement that are based on SOFR will generally bear interest at an annual rate equal to Adjusted Term SOFR (as defined in the agreement) plus between 1.300% and 2.100% per annum, depending on Boeing’s credit rating. All other borrowings under the 364-Day Credit Agreement will bear interest at an annual rate equal to the highest of (1) the rate announced publicly by Citibank, from time to time, as its “base” rate, (2) the federal funds rate plus 0.50% and (3) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%, plus in each of (1), (2) and (3) between 0.300% and 1.100% per annum, depending on Boeing’s credit rating. The 364-Day Credit Agreement is scheduled to terminate on August 24, 2023, subject to Boeing’s right to, following payment of additional fees, convert outstanding borrowings into term loans with a maturity date that is the one-year anniversary of the termination date, as well as Boeing’s right to request that the lenders extend the term for an additional 364 days.

On August 25, 2022, Boeing also entered into a $3.0 billion, three-year revolving credit agreement (the “Three-Year Credit Agreement” and, together with the 364-Day Credit Agreement, the “2022 Credit Agreements”) with Citibank and JPMorgan as joint lead arrangers and joint book managers, Citibank as administrative agent, JPMorgan as syndication agent, and a syndicate of lenders as defined in such agreement. Under the Three-Year Credit Agreement, Boeing will pay a fee between 0.200% and 0.500% per annum on the commitments, depending on Boeing’s credit rating. Borrowings under the Three-Year Credit Agreement that are based on SOFR will generally bear interest at an annual rate equal to Adjusted Term SOFR (as defined in the agreement) plus between 1.300% and 2.000% per annum, depending on Boeing’s credit rating. All other borrowings under the Three-Year Credit Agreement will bear interest at an annual rate equal to the highest of (1) the rate announced publicly by Citibank, from time to time, as its “base” rate, (2) the federal funds rate plus 0.50% and (3) Adjusted Term SOFR (as defined in the agreement) for a one-month tenor in effect on such day plus 1.00%, plus in each of (1), (2) and (3) between 0.300% and 1.000% per annum, depending on Boeing’s credit rating. The Three-Year Credit Agreement is scheduled to terminate on August 25, 2025, subject to Boeing’s right to extend the term on any anniversary of the closing for one additional year.

The 2022 Credit Agreements contain customary terms and conditions, including covenants restricting Boeing’s ability to permit consolidated debt (as defined in the applicable agreement) in excess of 60% of Boeing’s total capital (as defined in the applicable agreement), to incur liens, and to merge or consolidate with another entity. The 364-Day Credit Agreement also contains a covenant restricting Boeing’s ability to permit liquidity (as defined in the agreement) to be less than $5 billion. Events of default under the 2022 Credit Agreements include: (1) failure to pay outstanding principal or interest within five business days of when due, (2) determination that any representation or warranty was incorrect in any material respect when made, (3) failure to perform any other term, covenant or agreement, which failure is not remedied within 30 days of notice, (4) a cross-default with other debt in certain circumstances, (5) the incurrence of certain liabilities under the Employee Retirement Income Security Act and (6) bankruptcy and other insolvency events. If an event of default occurs and is continuing, the lenders would have the right to accelerate and require the repayment of all amounts outstanding under the applicable agreement and would not be required to advance any additional funds.

On August 25, 2022, the parties to the five-year revolving credit agreement, dated as of October 30, 2019, among Boeing, Citibank and JPMorgan as joint lead arrangers and joint book managers, Citibank as administrative agent, JPMorgan as syndication agent, and a syndicate of lenders as defined in such agreement, entered into Amendment No. 1 to such agreement (as amended, the “Five-Year Credit Agreement”) to, among other things, incorporate a LIBOR successor rate. Under the 5-Year Credit Agreement, Boeing will pay a fee between 0.045% and 0.125% per annum on the commitments, depending on Boeing’s credit rating. Borrowings under the Five-Year Credit Agreement that are based on SOFR will generally bear interest equal to Adjusted Term SOFR plus between 0.580% and 1.000% per annum, depending on Boeing’s credit rating. All other borrowings under the 5-Year Credit Agreement will bear interest at an annual rate equal to the highest of (1) the rate announced publicly by Citibank, from time to time, as its “base” rate, (2) the federal funds rate plus 0.50% and (3) Adjusted Term SOFR (as defined in the agreement) for a one-month tenor in effect on such day plus 1.00%. The Five-Year Credit Agreement, which consists of $3.2 billion of total commitments, is scheduled to terminate on October 30, 2024, subject to Boeing’s right to extend the term on any anniversary of the closing for one additional year. The Five-Year Credit Agreement is otherwise subject to the same material terms and conditions as previously disclosed in Boeing’s Form 8-K dated October 30, 2019.

The foregoing descriptions are qualified in their entirety by the 364-Day Credit Agreement, the Three-Year Credit Agreement, and Amendment No. 1 to the Five-Year Credit Agreement, which are filed as exhibits 10.1, 10.2 and 10.3 hereto.

Certain of the lenders and their affiliates have performed, and may in the future perform, for Boeing and its subsidiaries, various banking, underwriting, and other financial services, for which they receive customary fees and expenses.

Effective August 25, 2022, Boeing terminated its (1) $5.28 billion, two-year revolving credit agreement dated as of March 19, 2021, which was scheduled to terminate on March 19, 2023 and (2) $3.2 billion, three-year revolving credit agreement dated as of October 30, 2019, which was scheduled to terminate on October 30, 2022.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	364-Day Credit Agreement, dated as of August 25, 2022, among The Boeing Company for itself and on behalf of its Subsidiaries, as a Borrower, the Lenders party hereto, Citibank, N.A., as administrative agent, JPMorgan Chase Bank, N.A. as syndication agent and Citibank, N.A. and JPMorgan Chase Bank N.A., as joint lead arrangers and joint book managers

10.2	Three-Year Credit Agreement, dated as of August 25, 2022, among The Boeing Company for itself and on behalf of its Subsidiaries, as a Borrower, the Lenders party hereto, Citibank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent and Citibank, N.A. and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint book managers

10.3	Amendment No. 1, dated as of August 25, 2022, to Five-Year Credit Agreement, dated as of October 30, 2019, among The Boeing Company for itself and on behalf of its Subsidiaries, as a Borrower, the Lenders party hereto, Citibank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent and Citibank N.A. and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint book managers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ John C. Demers
John C. Demers
Vice President, Assistant General Counsel and Corporate Secretary

Dated: August 26, 2022